Exhibit 10.79b

August 12, 2025

Rob Mellor

Chairman of the Board

Monro, Inc.

295 Woodcliff Drive
Fairport, New York 14450
United States

Re:Amendment 1 to Addendum 1 under the Agreement for Consulting Services

This letter is amendment 1 (“Amendment 1”) to addendum 1 between AlixPartners, LLP (“AlixPartners”) and Monro, Inc. (the "Company”) dated May 30, 2025, (“Addendum 1”) issued under the Engagement Letter dated March 28, 2025 (the “Agreement”). Unless otherwise modified herein, the terms and conditions of the Addendum and the Agreement remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meaning given to them in Addendum 1 or the Agreement, as applicable.

Amendment

The Parties wish to extend the time period for performance of the scope of work set forth in Addendum 1, as well as amend the fees associated with such scope.

The Parties agree to amend Addendum 1 as follows, effective as of July 31, 2025:

1. The term of Addendum 1 shall be extended to November 1, 2025.

2.AlixPartners will continue to perform the Implementation with a focus on four primary areas:

•Store Operations and Selling Effectiveness

oLeverage Phase I implementation Task Force learnings to drive further improvement to core store operating model

oRefine in-store coaching and training approach to complement current corporate process disciplines

oAdjust DM job definition and build further accountability into DM performance measurement

oFinalize incremental reporting (operational metrics) and integrate into enhanced District Manager (“DM”) tool kit

oDevelop next-level staffing model to optimize capacity by store cohort

•Marketing and Pricing

oDeliver media plan for company review and implementation - utilizing learnings from marketing tests – targeting increase in customer traffic

AlixPartners | 125 High Street | 18th Floor | Boston, MA 02110 | 617.742.4400 | alixpartners.com

Monro, Inc.

oRecommend weekly marketing metrics and coach relevant company executives on how to utilize in weekly decision making

oImplement CRM (customer relationship management) re-targeting based on revised customer segmentation

oRefine pricing and promotion analytics and processes to align to customer needs objectives

oTransition and train marketing approach and tools to relevant company executives for ongoing use

•Merchandising and Inventory Management

oTogether with SVP of Merchandising, develop assortment and marketing program with the intention of meeting customer needs

oDevelop tools and train relevant company executives to allow for transition from history-based to forward-looking demand forecasting that allows for changes in assortment and promotion calendar

oSupport SVP of Merchandising in re-calibrating vendor supply agreements as part of supported negotiations process

oProvide support to SVP of Merchandising to redefine merchandising time operating model and reporting re-design

oTransition KPIs and calculations developed to company for on-going use

•Customer Segmentation and Insights

oDefine core customer segments that more clearly align with preferred customer profile

oConduct management workshops to align on priority customer segments and current and future initiatives to attract and retain more customers within these priority segments

oIdentify, procure and utilize third-party data with a goal of better defining customer targets

oIncorporate core customer segmentation into in-flight marketing initiatives, including both acquisition and retention

3.The Fees for the extension of work shall be as follows:

$575,000 per week in August (August 3 through August 30, 2025)

$500,000 per week in September (August 31 through October 4, 2025)

$400,000 per week in October (October 5 through November 1, 2025)

If work is required beyond November 1, 2025, the parties will mutually agree to a fee structure for the additional work.

Monro, Inc.

* * *

If these terms meet with your approval, please sign and return a copy of this Amendment 1.

We look forward to working with you

Sincerely yours,

/s/ Gaurav Chhabra	/s/ Arun Kumar	/s/ Jeremy Lambert
Gaurav Chhabra	Arun Kumar	Jeremy Lambert
Partner & Managing Director	Partner & Managing Director	Partner

For and on behalf of AlixPartners, LLP

Agreement and acceptance confirmed

By: /s/ Robert E. Mellor
Its: Chairman
Dated: 8/18/2025
For and on behalf of Monro, Inc.